Exhibit 25.3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

225 Liberty Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

GAIN CAPITAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-4568600
(State of Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Bedminster One

135 Route 202/206

Bedminster, NJ 07921

(908) 731-0700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Glen H. Stevens

President and Chief Executive Officer

GAIN Capital Holdings, Inc.

Bedminster One

135 Route 202/206

Bedminster, NJ 07921

(908) 731-0700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Joseph A. Hall

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

4.	Trusteeships under other indentures.

1.	(a) Indenture dated as of November 27, 2013 – 4.125% Convertible Senior Notes due 2018 (the “2013 Indenture”)

(b) No conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under this indenture because this indenture is not in default. These indenture securities will rank the same as the securities under the 2013 Indenture.

13.	Defaults by the Obligor.

(a) There has been no default with respect to the securities under this indenture.

(b) There has been no default under the 2013 Indenture.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-188382).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-188382).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Woodland Park, and State of New Jersey, on the 23rd day of November, 2015.

THE BANK OF NEW YORK MELLON

By:	/s/ Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2015, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	7,666,000
Interest-bearing balances	94,003,000
Securities:
Held-to-maturity securities	42,625,000
Available-for-sale securities	73,718,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	6,000
Securities purchased under agreements to resell	19,711,000
Loans and lease financing receivables:
Loans and leases held for sale	338,000
Loans and leases, net of unearned income	35,257,000
LESS: Allowance for loan and lease losses	159,000
Loans and leases, net of unearned income and allowance	35,098,000
Trading assets	4,501,000
Premises and fixed assets (including capitalized leases)	1,020,000
Other real estate owned	6,000
Investments in unconsolidated subsidiaries and associated companies	505,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,332,000
Other intangible assets	1,067,000
Other assets	15,601,000

Total assets	302,197,000

LIABILITIES
Deposits:
In domestic offices	137,470,000
Noninterest-bearing	94,006,000
Interest-bearing	43,464,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	122,350,000
Noninterest-bearing	7,114,000
Interest-bearing	115,236,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	290,000
Securities sold under agreements to repurchase	216,000
Trading liabilities	4,352,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	6,746,000
Not applicable
Not applicable
Subordinated notes and debentures	765,000
Other liabilities	8,132,000

Total liabilities	280,321,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	10,203,000
Retained earnings	11,835,000
Accumulated other comprehensive income	-1,647,000
Other equity capital components	0
Total bank equity capital	21,526,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	21,876,000

Total liabilities and equity capital	302,197,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell
Catherine A. Rein	Directors
Joseph J. Echevarria